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                                                                      Exhibit 14

      LISTING OF ALL PERSONS DIRECTLY OR INDIRECTLY CONTROLLED BY OR UNDER
        COMMON CONTROL WITH THE VARIABLE ANNUITY LIFE INSURANCE COMPANY,
                          THE DEPOSITOR OF REGISTRANT

                                                                                                                    % OF VOTING
                                                                                                                    SECURITIES OWNED
                                                                                               JURISDICTION OF      BY ITS IMMEDIATE
NAME OF CORPORATION*                                                                           INCORPORATION        PARENT
------------------------------------------------------------------------------------------------------------------------------------
American General Corporation                                                                   Texas                100%
      AGC Life Insurance Company                                                               Missouri             100%
           AIG Life of Bermuda, Ltd.                                                           Bermuda              100%
           All American Life Insurance Company                                                 Illinois             100%
           American General Bancassurance Services, Inc.                                       Illinois             100%
                WSMRP, Ltd.                                                                    Turks & Caicos       100%
           American General Life and Accident Insurance Company                                Tennessee            100%
           North Central Life Insurance Company                                                Minnesota            100%
                North Central Caribbean Life, Ltd.                                             Nevis                100%
           The Old Line Life Insurance Company of America                                      Wisconsin            100%
           The United States Life Insurance Company in the City of New York                    New York             100%
           American General Life Insurance Company                                             Texas                100%
                American General Annuity Service Corporation                                   Texas                100%
           American General Life Companies                                                     Delaware             100%
           American General Life Insurance Company of New York                                 New York             100%
           The Variable Annuity Life Insurance Company                                         Texas                100%
                The Variable Annuity Marketing Company                                         Texas                100%
                American General Retirement Services Company                                   Texas                100%
                VALIC Trust Company                                                            Texas                100%
      American General Property Insurance Company                                              Tennessee            51.85%**
           American General Property Insurance Company of Florida                              Florida              100%
      The Franklin Life Insurance Company                                                      Illinois             100%
           The American Franklin Life Insurance Company                                        Illinois             100%
           Franklin Financial Services Corporation                                             Delaware             100%
      AIG Annuity Insurance Company                                                            Texas                100%

*Certain subsidiaries have been omitted from the tabulation. The omitted subsidiaries, when considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.

**Also owned 48.15% by American General Life and Accident Insurance Company.